Exhibit 99.2

Press Release For Immediate Release	Contact: Christopher D. Myers President and CEO (909) 980-4030

CVB Financial Corp. CEO to Meet With Investors in Boston, New York and London

Ontario, CA, June 5, 2017 – Christopher D. Myers, President and Chief Executive Officer of CVB Financial Corp., will be hosting one-on-one meetings with investors on June 6 and 7, 2017 at various locations in Boston, MA and New York, NY. Keefe, Bruyette & Woods, Inc. and FIG Partners are arranging the investor meetings. Mr. Myers will also be hosting one-on-one meetings with investors on June 12 and 13, 2017 at the Keefe, Bruyette & Woods, Inc. 2017 US Regional Leaders Bank Conference in London, England.

Mr. Myers’ investor presentation is available on CVB Financial Corp.’s website at www.cbbank.com under the “Investors” tab.

Corporate Overview

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank. CVBF is the ninth largest bank holding company headquartered in California with assets of approximately $8.6 billion. Citizens Business Bank is consistently recognized as one of the top performing banks in the nation and offers a wide array of banking, lending and investing services through 54 banking centers and 3 trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County, and the Central Valley area of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.